EXHIBIT (d)


                          INVESTMENT ADVISORY AGREEMENT

            THIS AGREEMENT, made this 3rd day of November 1993, by and between IAI Retirement Funds, Inc., a Minnesota corporation (the "Corporation"), on behalf of each portfolio represented by a series of shares of common stock of the Corporation (the "Portfolios") set forth in Exhibit A hereto, as supplemented from time to time, and Investment Advisers, Inc. ("Advisers"), a Delaware corporation.

PART ONE: Investment Advice and Other Services

            (1) The Corporation hereby retains Advisers, and Advisers hereby agrees, for the "period of this Agreement" (which hereinafter means the term of this Agreement and any renewal or extension thereof or until any prior termination thereof) and under the terms and conditions hereinafter set forth, to act as investment adviser for, and to manage the affairs, business and the investment of assets of, and to supervise the purchase and sale and the acquisition and disposition of specific securities on behalf of the Portfolios. Advisers shall perform such other services as are reasonably incidental to the foregoing duties.

                In addition, Advisers shall furnish such office space and facilities, including, without limitation, stenographic, telephone, telegraphic, mailing and other facilities as may be required to discharge its responsibilities and duties hereunder. It is the intent of this Agreement that Advisers shall supply such services as are necessary or desirable and proper for the continuous operations of the Portfolios. However, Advisers shall not be required hereunder to perform those services customarily performed by the administrative agent, accounting services agent, dividend disbursing agent, redemption agent, transfer agent, custodian, independent accountants, brokers, dealers or independent legal counsel.

            (2) Advisers shall arrange, if requested by the Corporation, for officers and directors of Advisers to serve without compensation from the Corporation as directors, officers or employees of the Corporation if duly elected to such positions by the shareholders or directors of the Corporation.

            (3) Advisers covenants and agrees that, in making purchases and sales and acquisitions and dispositions of specific securities on behalf of the Portfolios, it shall at all times be governed by the investment objectives, limitations and policies as delineated and limited by the statements contained in the various documents filed with the Securities and Exchange Commission, as such documents may from time to time be amended. The Corporation agrees to supply Advisers wit copies of all documents filed with the Securities and Exchange Commission, together with any amendments thereto.


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            (4) Advisers hereby covenants and agrees that it will make no separate charge to any shareholder or his individual account for any service rendered to said shareholder or the Corporation by Advisers unless such charge for special services is specifically approved by the Board including a majority of the directors who are not "interested persons" of Advisers, as such term is defined in the Investment Company Act of 1940 (the "1940 Act").
No special charge will be levied retroactively or without appropriate notice to affected shareholders.

            (5) Advisers hereby acknowledges that all records necessary in the operation of the Corporation, including records pertaining to its shareholders and investments, are the sole and exclusive property of the Corporation, and in the event that a transfer of management or investment advisory services to someone other than Advisers should ever occur, Advisers will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Corporation.

PART TWO: Compensation to Investment Adviser

            (1) The Corporation covenants and agrees to pay to Advisers, and Advisers covenants and agrees to accept from the Corporation in full compensation for all investment advice, material and other services furnished hereunder, and for all facilities and equipment, and for all expenses paid or reimbursed by Advisers hereunder, a monthly fee for each Portfolio equal to the percentage of the value of the Portfolio's average daily net assets, as set forth in Exhibit A hereto, as supplemented from time to time. The fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement with respect to a Portfolio.

            (2) Net asset value for purposes of computing the fee will be determined as of the close of trading on the last business day in each month on which the New York Stock Exchange is open, and will be computed pursuant to the provisions of the Corporation's Bylaws and any currently effective Prospectus and Statement of Additional Information of the Corporation and the respective Portfolio.

            (3) The fee provided for hereunder shall be paid in cash by the Corporation to Advisers within ten (10) business days after the last day of each month, and such fee shall be adjusted, if necessary, at the time of the payment due in the twelfth (12th) month. Any overpayment of the fee shall promptly be refunded to the Corporation.

PART THREE: Allocation of Expenses

            In addition to the fee described in Part Two hereof, each Portfolio shall pay all its expenses which are not expressly assumed by Advisers, pursuant to the terms of this Agreement, or by any other organization with which the Corporation shall have entered into an agreement on behalf of the Portfolio for the performance of services.


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PART FOUR: Miscellaneous

            (1) Advisers shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, as amended, shall have no authority to act for or represent the Corporation or the Portfolios.

            (2) The Corporation recognizes that Advisers now renders and may continue to render investment advice and other services to other investment companies and other persons or companies which may or may not have investment policies and investments similar to those of the Portfolios. Advisers shall be free to render such investment advice and other services, and the Corporation hereby consents thereto.

            (3) Neither this Agreement nor any transaction effected pursuant thereto shall be invalidated or in any way affected by the fact that directors, officers, agents and/or shareholders of the Corporation are or may be interested in Advisers, or any successor or assignee thereof, as directors, officers, shareholders or otherwise; that directors, officers, shareholders or agents of Advisers are or may be interested in the Corporation as directors, officers, shareholders or otherwise; or that Advisers, or any successor or assignee, is or may be interested in the Corporation as shareholders or otherwise; provided, however, that neither Advisers nor any officer or director of Advisers or of the Corporation shall sell to or buy from the Corporation any property or security other than a security issued by the Corporation, except in accordance with an applicable order of the Securities and Exchange Commission.

            (4) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such at such address as such other party may designate in writing mailed for receipt of such notice.

            (5) Advisers agrees that, except as herein otherwise expressly provided, neither it nor any of its officers or directors shall at any time during the period of this Agreement make, accept or receive, directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Corporation) or other assets by or for the Corporation.

PART FIVE: Renewal and Termination

            (1) This Agreement shall become effective with respect to each Portfolio on the date set forth on Exhibit A hereto, as supplemented from time to time, and shall continue in force from year to year, subject to prior termination as provided herein, but only so long as its continuance shall be specifically approved at least annually (1) by the Board of Directors of the Corporation or by a vote of the majority of the outstanding voting securities of the applicable Portfolio (which shall herein mean the vote at a shareholders' regular or special meeting of sixty-seven percent (76%) or more of such Portfolio's shares present at such meeting if the holders of


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more than fifty percent (50%) of the outstanding voting securities of such
Portfolio are present or represented by proxy, or more than 50% of the outstanding voting securities of such Portfolio, whichever is less), and (2) by the vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person oat a meeting called for the purpose of voting on such approval.

            (2) This Agreement may be terminated with respect to any Portfolio at any time by either the Board of Directors of the Corporation or by the vote of a majority of the outstanding voting securities of such Portfolio or by Advisers, by giving the other party at least sixty (60) days' previous written notice of such intention to terminate; provided that any such termination shall be made without the payment of any penalty.

            (3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

            (4) This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act. To the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

            (5) This Agreement is executed and delivered in Minneapolis, Minnesota, and the laws of the State of Minnesota shall be controlling and shall govern the construction, validity, and effect of this contract.

                IN WITNESS WHEREOF, the parties hereto have executed the foregoing Agreement on the day and year first above written.

                                         IAI RETIREMENT FUNDS, INC.



                                         By: /s/ Richard E. Struthers
                                             -------------------------------
                                             Richard E. Struthers
                                             President

                                         INVESTMENT ADVISERS, INC.



                                         By: /s/ Noel P. Rahn
                                             -------------------------------
                                             Noel P. Rahn
                                             Chief Executive Officer


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